Exhibit 99.2

EXECUTION COPY

[FORM OF AMENDED AND RESTATED SECURED CONVERTIBLE NOTE]

WORLDSPACE, INC.

SECOND AMENDED AND RESTATED SECURED CONVERTIBLE NOTE

Original Issuance Date: December 30, 2004 Second Issuance Date: June 13, 2008	Principal: U.S. $

FOR VALUE RECEIVED, WorldSpace, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [NAME OF BUYER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate (as defined below), from the Amendment Date (as defined below) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Amended and Restated Secured Convertible Note (including all Amended and Restated Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Convertible Note”) amends, supplements, modifies and completely restates and supersedes the Amended and Restated Convertible Note dated June 1, 2007, in the original principal amount of $[            ], which amends supplements, modified and completely restates and supersedes the Convertible Note, with an original issuance date December 30, 2004, issued by the Company to the Holder in the original Principal amount of $[            ], but shall not, except as specifically amended hereby or as set forth in the Amendment Agreements (as defined below), constitute a release, satisfaction or novation of any of the obligations under any other Transaction Document (as defined in the Securities Purchase Agreement). This Second Amended and Restated Convertible Note is one of an issue of Second Amended and Restated Secured Convertible Notes issued pursuant to the Amendment and Exchange Agreements dated as of June 13, 2008 (the “Amendment Agreements” and the date the transactions contemplated by the Amendment Agreements are consummated, the “Amendment Date“) by and between each of the Buyers (as defined in the Securities Purchase Agreement) and the Company (collectively, the “Convertible Notes” and such other Second Amended and Restated Secured Convertible Notes, the “Additional Convertible Notes”). Certain capitalized terms used herein are defined in Section 29.

(1) MATURITY. On the Maturity Date, the Holder shall surrender this Convertible Note to the Company and the Company shall pay to the Holder an amount in cash representing 101.5% of the sum of all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be September 30, 2008; provided, however, that if the Stockholder Approval (as defined in the Amendment Agreements) has been obtained, the Company may elect to accelerate the Maturity Date of all the Convertible Notes by providing written notice to each holder of the Convertible Notes of such election hereunder at least five (5) Business Days prior to the proposed accelerated Maturity Date.

(2) INTEREST; INTEREST RATE. Interest on this Convertible Note shall commence accruing on the Amendment Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on August 31, 2008 and the Maturity Date (the period of such accruing interest being referred to as an “Interest Period” and each such date, an “Interest Date”); provided, that accrued and unpaid Interest on this Convertible Note in an amount equal to $[            ] shall be paid to the Holder on or prior to June 30, 2008 (any such date for purposes hereof, also an Interest Date). Interest shall be payable by the Company on each Interest Date for the applicable Interest Period, to the record holder of this Convertible Note on the applicable Interest Date, entirely in cash. Prior to the payment of Interest on an Interest Date, Interest on this Convertible Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). If an Event of Default occurs and such Event of Default is subsequently cured, the adjustment referred to in Section 29(xxi) shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Convertible Note shall be convertible into shares of Class A Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Class A Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, the Company shall round such fraction of a share of Class A Common Stock up to the nearest whole share. The Company shall pay any and all taxes (excluding any taxes on the income of the Holder) that may be payable with respect to the issuance and delivery of shares of Class A Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Class A Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination $[            ], subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Class A Common Stock on any date (a “Conversion Date“), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Convertible Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Convertible Note in the case of its loss, theft or destruction). On or before 4:00 p.m., New York Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent, if any (the “Transfer Agent”). On or before 4:00 p.m., New York Time, on the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent, if any, is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Class A Common Stock to which the Holder shall be entitled to the Holder‘s or its designee‘s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the foregoing is not applicable, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder shall be entitled. If this Convertible Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Convertible Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Convertible Note and at its own expense, issue and deliver to the holder a new Convertible Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Class A Common Stock issuable upon a conversion of this Convertible Note shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If, at any time, the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Class A Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Class A Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Convertible Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company‘s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In lieu of the foregoing, if within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the Holder of Class A Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Holder may elect to require the Company to, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Class A Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Class A Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Class A Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Class A Common Stock times (B) the Closing Bid Price on the Conversion Date.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Convertible Note and the principal amount of the Convertible Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Convertible Notes shall treat each Person whose name is recorded in the Register as the owner of a Convertible Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Convertible Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Note to the Company unless (A) the full Conversion Amount represented by this Convertible Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Convertible Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Convertible Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Convertible Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Convertible Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Convertible Notes electing to have Convertible Notes converted on such date a pro rata amount of each such holder’s portion of its Convertible Notes submitted for conversion based on the principal amount of Convertible Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Convertible Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Class A Common Stock issuable to the Holder in connection with a conversion of this Convertible Note, the Company shall issue to the Holder the number of shares of Class A Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(v) Limitations on Conversions.

(1) Beneficial Ownership. The Company shall not effect any conversion of this Convertible Note, and the Holder of this Convertible Note shall not have the right to convert any portion of this Convertible Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 2.49% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of this Convertible Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Convertible Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Additional Convertible Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Convertible Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 2.49%, or after receipt of notice of a Fundamental Transaction to any other percentage, specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Convertible Notes. Notwithstanding anything in this Section 3(d) to the contrary, it is agreed and understood that the limitation on conversions contained in this Section 3(d) shall in no way limit any of the Company’s rights under Sections 8(a) and 8(c) of this Convertible Note.

(2) Principal Market Regulation. The Company shall not be obligated to issue any shares of Class A Common Stock upon conversion of this Convertible Note, and the Holder of this Convertible Note shall not have the right to receive upon conversion of this Note any shares of Class A Common Stock, if the issuance of such shares of Class A Common Stock would exceed the aggregate number of shares of Class A Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Convertible Notes and Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Class A Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Investor (as defined in the Amendment Agreements) shall be issued in the aggregate, upon conversion or exercise, as applicable, of Convertible Notes or Warrants, shares of Class A Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Convertible Notes issued to such Purchaser pursuant to the Amendment Agreements on the Issuance Date and the denominator of which is the aggregate principal amount of all Convertible Notes issued to the Purchasers pursuant to the Amendment Agreements on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Investor shall sell or otherwise transfer any of such Investor’s Convertible Notes, the transferee shall be allocated a pro rata portion of such Investor’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Convertible Notes shall convert all of such holder’s Convertible Notes into a number of shares of Class A Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Class A Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Convertible Notes on a pro rata basis in proportion to the aggregate principal amount of the Convertible Notes then held by each such holder.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Class A Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period; provided, however, that such suspension or failure shall not be deemed an Event of Default if it is a result of any action or actions taken by the SEC or the Eligible Market on which the Class A Common Stock is then listed, which action or actions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Class A Common Stock within ten (10) Business Days after the applicable Conversion Date, or (B) notice, written or oral, to any holder of the Convertible Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Convertible Notes into shares of Class A Common Stock that is tendered in accordance with the provisions of the Convertible Notes;

(iii) at any time following the twentieth (20th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Class A Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Convertible Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise); provided, however, that such deficiency shall not be deemed to be an Event of Default to the extent, but only to the extent, that it was the result of an unscheduled closure of the applicable regulatory offices or governmental agencies necessary to increase the Holder’s Authorized Share Allocation;

(iv) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Convertible Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(v) any default under (after the expiration of all applicable grace periods), redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries, which individually or in the aggregate is equal to or greater than $1,000,000 principal amount of Indebtedness (other than with respect to any Additional Convertible Notes or any Bridge Notes);

(vi) the Company or any of its Material Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Material Subsidiaries or (C) orders the liquidation of the Company or any of its Material Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(ix) the Company breaches any representation, warranty, covenant or agreement in any Transaction Document that would have a Material Adverse Effect (as defined in the Securities Purchase Agreement), or the Company breaches any of the representations or warranties set forth in Sections 3(b)(xxxi), 3(b)(xxxii), 3(b)(xxxiii) or 3(b)(xxxiv) of the Amendment Agreements or the covenant set forth in Section 7.16 of the Securities Purchase Agreement, except, in the case of a breach of a covenant (other than Section 7.16 of the Securities Purchase Agreement) which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(x) any breach of any representation, warranty, covenant or agreement set forth in the Letter Agreement (as defined in the Securities Purchase Agreement);

(xi) any breach or failure in any respect to comply with Section 14 of this Convertible Note;

(xii) any failure by the Company to give the Change of Control Notice pursuant to Section 5(b);

(xiii) the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in any Second Lien Security Agreement to which it is a party, or any Guarantee to which it is a party and such failure to perform or comply continues for a period of fifteen (15) consecutive days;

(xiv) any material provision of any Second Lien Security Document (as determined by the Second Lien Collateral Agent) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by the Company or any such Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Second Lien Security Document;

(xv) any Second Lien Security Agreement, any Guarantee or any other security document, after delivery thereof pursuant hereto, shall (after any applicable grace period provided in any Second Lien Security Agreement or Guarantee) for any reason fail or cease to create a valid and perfected Lien (which after the payment in full of the Bridge Notes shall be a first priority Lien), except to the extent permitted by the terms hereof or thereof, in favor of the Second Lien Collateral Agent for the benefit of the holders of the Convertible Notes on any material portion of Collateral (as defined in the Second Lien Security Documents) purported to be covered thereby;

(xvi) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than twenty (20) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); or

(xvii) any Event of Default (as defined in the Additional Convertible Notes or any Bridge Notes) occurs with respect to any Additional Convertible Notes or any Bridge Notes.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Convertible Note or any Additional Convertible Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Convertible Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Convertible Note the Holder is electing to redeem. Each portion of this Convertible Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Class A Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

(c) Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an Event of Default, the Holder agrees that the Stonehouse Royalty Agreement (as defined in the Securities Purchase Agreement) in the form attached as Exhibit J to the Securities Purchase Agreement, and the obligations of the Company thereunder to make the Stonehouse Payments shall follow the assets of the Company and shall not be diminished or otherwise impaired by any affirmative action or actions of the Holder including the exercise of any remedies; provided, however, that the foregoing shall not limit, abridge, or otherwise impair the Holder’s right to receive all required Principal, Interest, redemption payments and Late Charges under this Convertible Note. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the Holders shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement as an executory contract

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Convertible Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Convertible Notes in exchange for such Convertible Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Convertible Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Convertible Notes held by such holder and having similar ranking to the Convertible Notes, and satisfactory to the Required Holders (the “Successor Note”) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock or equivalent equity security is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Convertible Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Convertible Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Convertible Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Convertible Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Convertible Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Convertible Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Convertible Note.

(b) Redemption Right upon Change of Control. If prior to the Maturity Date there shall have occurred a Change of Control, the Company shall irrevocably offer to redeem all or a portion of this Convertible Note (a “Change of Control Redemption”) at the Change of Control Redemption Price on the Change of Control Settlement Date. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control (but not prior to the public announcement of such Change of Control), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”) which shall state:

(i) the events causing a Change of Control and the anticipated Effective Date;

(ii) the last date of the Change of Control Redemption Period (as defined below) by which the Holder must deliver a Change of Control Redemption Notice to elect the redemption option pursuant to this Section 5(b);

(iii) the Change of Control Settlement Date;

(iv) the Change of Control Redemption Price;

(v) the Conversion Price applicable on the date of the Change of Control Notice;

(vi) that Convertible Notes may be converted in connection with a Change of Control; and

(vii) that the Change of Control Redemption Price for any Convertible Note as to which a Change of Control Redemption Notice has been duly given will be paid promptly on the Change of Control Settlement Date.

At any time during the period (the “Change of Control Redemption Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending thirty (30) days after the Effective Date of such Change of Control, the Holder may require the Company to redeem all or any portion of this Convertible Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Convertible Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to 110% of the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into shares of Class A Common Stock pursuant to Section 3 and shall be entitled to receive the Make-Whole Premium upon any such conversion.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete conversion of this Convertible Note (without taking into account any limitations or restrictions on the convertibility of this Convertible Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Convertible Note, (i) in the event that the Class A Common Stock remains outstanding after any such Corporate Event, in addition to the shares of Class A Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Class A Common Stock had such shares of Class A Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Convertible Note) or (ii) in the event that the Class A Common Stock is no longer outstanding after any such Corporate Event, in lieu of the shares of Class A Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Convertible Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Class A Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Convertible Note. Notwithstanding this Section (6)(b), in no event shall the Company be obligated to distribute any Purchase Rights pursuant to this Section (6)(b) if and to the extent that it has distributed such Purchase Rights to the Holder pursuant to Section (6)(a).

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Amendment Date the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the

Company, but excluding shares of Common Stock issued or sold or deemed to have been issued or sold by the Company solely in connection with any Excluded Security) for a consideration per share less than a price (the “Applicable Price”) equal to the Market Price then in effect (the foregoing issuance, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (i) the Conversion Price in effect immediately prior to such issuance or sale and (ii) the quotient determined by dividing (A) the sum of (1) the product derived by multiplying the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (2) the consideration, if any, received by the Company upon such Dilutive Issuance, by (B) the product derived by multiplying (1) the Applicable Price by (2) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon granting or sale of the Option, (B) upon exercise of the Option and (C) upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon the issuance or sale of the Convertible Security and (B) upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible

Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Amendment Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made (x) pursuant to this Section (7)(a)(iii) if an adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a) in connection therewith or (y) if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Amendment Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Amendment Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Convertible Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8) [INTENTIONALLY OMITTED].

(9) SECURITY. This Convertible Note and the Additional Convertible Notes are secured to the extent and in the manner set forth in the Second Lien Security Documents.

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Convertible Note, and will at all times in good faith carry out all of the provisions of this Convertible Note and take all action as may be required to protect the rights of the Holder of this Convertible Note.

(11) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall reserve out of its authorized and unissued shares of Class A Common Stock a number of shares of Class A Common Stock for each of the Convertible Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Convertible Note as of the Amendment Date. So long as any of the Convertible Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, 120% of the number of shares of Class A Common Stock as shall from time to time be necessary to effect the conversion of all of the Convertible Notes then outstanding; provided that at no time shall the number of shares of Class A Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Class A Common Stock reserved for conversions of the Convertible Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Convertible Notes based on the principal amount of the Convertible Notes held by each holder as of the Amendment Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Convertible Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Class A Common Stock reserved and allocated to any Person which ceases to hold any Convertible Notes shall be allocated to the remaining holders of Convertible Notes, pro rata based on the principal amount of the Convertible Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Convertible Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Convertible Notes at least a number of shares of Class A Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Convertible Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(12) HOLDER’S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder on the Effective Date if such notice is received prior to Effective Date of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise (the “Change of Control Settlement Date”). In the event of a redemption of less than all of the Conversion Amount of this Convertible Note, the Company shall promptly cause to be issued and delivered to the Holder a new Convertible Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Convertible Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Convertible Note, or issue a new Convertible Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Convertible Note or such new Convertible Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Class A Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Additional Convertible Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Convertible Notes (including the Holder) based on the principal amount of the Convertible Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Convertible Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Convertible Note, Section 7.5 of the Securities Purchase Agreement, or any other Transaction Documents.

(14) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a) Rank. All payments due under this Convertible Note (a) shall rank pari passu with all Additional Convertible Notes and other Permitted Senior Indebtedness and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the Stonehouse Payments.

(b) Incurrence of Indebtedness. So long as this Convertible Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Convertible Note and the Additional Convertible Notes and (ii) other Permitted Indebtedness.

(c) Existence of Liens. So long as this Convertible Note is outstanding the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any other Permitted Indebtedness (other than this Convertible Note, the Additional Convertible Notes and other Permitted Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness.

(e) Stonehouse Payments. Notwithstanding the foregoing, the Holder agrees not to claim any rights to the Stonehouse Payments pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, and to the extent that such Holder receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, the Holder agrees to turn over such payment to Stonehouse.

(f) Additional Covenants from the Bridge Notes. So long as this Convertible Note is outstanding, the Company shall, and shall cause its Subsidiaries to, comply with the covenants set forth in Sections 12(a) and 12(b)(iv), 12(b)(vi)—(xi) of the Bridge Notes which are incorporated (along with related definitions) by reference herein. For the avoidance of doubt, upon consummation of any Asset Sale permitted by Section 12(b)(viii)(C) of the Bridge Notes, the Company or relevant Subsidiary shall make a Mandatory Prepayment of this Convertible Note and the Additional Convertible Notes in accordance with the terms and conditions of Section 7 of the Bridge Notes.

(15) [INTENTIONALLY OMITTED]

(16) PARTICIPATION. The Holder, as the holder of this Convertible Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Convertible Note into shares of Class A Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Class A Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Convertible Note or the Additional Convertible Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Convertible Notes held by any particular holder of Convertible Notes, shall, without the written consent of that particular holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Convertible Notes, including, without limitation, modifying the definition contained in Section 29(xviii), (ii) reduce the amount of Principal, or extend the Maturity Date, of the Convertible Notes, (iii) make any change that impairs or adversely affects the conversion rights of the Convertible Notes (including, without limitation, the provisions contained in Sections 7 and 11 hereof), (iv) reduce any of the Redemption Prices, or amend or modify in any manner adverse to the holders of the Convertible Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (v) modify the provisions with respect to the right of the holders of the Convertible Notes to cause the Company to redeem the Convertible Notes pursuant to Sections 4(b), 5(b) herein and the analogous provisions of the Additional Convertible Notes (including, without limitation, modifying Section 4(a) hereof or any of the definitions contained in Section 29(v) and (xv)); (vi) make any Interest or Principal on the Convertible Notes payable other than as set forth herein and in the Additional Convertible Notes; (vii) impair the right of any holder of Convertible Notes to receive payment of Principal or Interest or other payments due under the Convertible Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder; (viii) change the ranking of this Convertible Note or any Additional Convertible Notes in a manner adverse to the holder thereof; (ix) modify any of the provisions of, or impair the right of any holder of Convertible Notes under, Section 6, this Section 17, Section 18, Section 20 and Section 25(b) hereof or the analogous provisions of the Additional Convertible Notes; or (x) shall disproportionately negatively impact such holder. Notwithstanding anything in this Convertible Note to the contrary, the provisions of Sections 4(c), 14(a) (solely as such Section relates to the Stonehouse Payments) and 14(e) of this Convertible Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of Stonehouse, which is a third party beneficiary of such provisions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Convertible Notes unless such consideration is offered to be paid or is paid to all holders. So long as any Convertible Notes remain outstanding, at no time shall the Company or any of its Subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Convertible Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Convertible Notes unless the Company or such Subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Convertible Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder’s percentage ownership of then outstanding Convertible Notes) and on identical terms.

(18) TRANSFER. This Convertible Note and any shares of Class A Common Stock issued upon the conversion of this Convertible Note may be offered, sold, assigned or transferred by the Holder provided that (i) such shares of Class A Common Stock or shares of

Class A Common Stock issuable upon the conversion of the Convertible Note are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, the Holder provides the Company with an opinion of counsel selected by the Holder in form reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Convertible Note may be made without registration under the applicable requirements of the Securities Act, or (iii) the Holder provides the Company with reasonable assurance that the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Convertible Note can be sold, assigned or transferred pursuant to Rule 144.

(19) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Convertible Note is to be transferred, the Holder shall surrender this Convertible Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Convertible Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Convertible Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Convertible Note, the outstanding Principal represented by this Convertible Note may be less than the Principal stated on the face of this Convertible Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Convertible Note, the Company shall execute and deliver to the Holder a new Convertible Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Convertible Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Convertible Note or Convertible Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Convertible Note, and each such new Convertible Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Convertible Note pursuant to the terms of this Convertible Note, such new Convertible Note (i) shall be of like tenor with this Convertible Note, (ii) shall represent, as indicated on the face of such new Convertible Note, the Principal remaining outstanding (or in the case of a new Convertible Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new

Convertible Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Convertible Note immediately prior to such issuance of new Convertible Notes), (iii) shall have an issuance date, as indicated on the face of such new Convertible Note, which is the same as the Issuance Date of this Convertible Note, (iv) shall have the same rights and conditions as this Convertible Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Convertible Note, from the Issuance Date.

(20) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Convertible Note shall be cumulative and in addition to all other remedies available under this Convertible Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Convertible Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Convertible Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Convertible Note or to enforce the provisions of this Convertible Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Convertible Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22) CONSTRUCTION; HEADINGS. This Convertible Note shall be deemed to be jointly drafted by the Company and the initial holders of this Convertible Note and shall not be construed against any person as the drafter hereof. The headings of this Convertible Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Convertible Note.

(23) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Convertible Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Convertible Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Convertible Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of this Convertible Note, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Convertible Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Convertible Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction

Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(26) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Convertible Note have been paid in full, this Convertible Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Convertible Note, the Securities Purchase Agreement and the Amendment Agreements.

(28) GOVERNING LAW. This Convertible Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Convertible Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(29) CERTAIN DEFINITIONS. For purposes of this Convertible Note, the following terms shall have the following meanings:

(i) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii) “Bloomberg” means Bloomberg Financial Markets.

(iii) “Bridge Notes” shall have the meaning set forth in the Amendment Agreements.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(vi) “Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.01 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of Class A common stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).

(vii) “Closing Bid Price” and “Closing Sale Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(viii) “Common Stock” means, collectively, the Class A Common Stock and the Company’s Class B common stock, par value $.01 per share.

(ix) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Convertible Notes and/or the Warrants.

(x) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto

(xi) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(xii) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc, the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(xiii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xiv) “Excluded Securities” means any Common Stock issued or issuable: (a) in connection with any Approved Stock Plan; (b) upon conversion of the Convertible Notes or exercise of the Warrants; (c) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company of at least $75,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act (unless such offering is executed on an “agency” basis pursuant to which an underwriter makes unsolicited sales of Class A Common Stock solely through the principal security exchange or trading market of the Class A Common Stock, in which case such equity sales would be permitted) and “equity lines”); (d) upon exercise of the warrants issued to XM Satellite Radio Holdings Inc. on July 18, 2005, provided that the terms of such warrants are not amended, modified or changed after the Issuance Date; (e) upon conversion of the Convertible Notes issued (or to be issued) to Yenura Pty. Limited under the terms of the form of Convertible Note attached as Exhibit 99.3 to the Company’s Form 8-K filing dated January 7, 2008; provided that the terms of such Convertible Notes are not amended, modified or changed from the filed form and (f) upon conversion of any Options or Convertible Securities set forth on Schedule 3.2(f) to the Securities Purchase Agreement and which are outstanding as of the Closing (as defined in the Securities Purchase Agreement), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after December 30, 2004.

(xv) “Fundamental Transaction” means that (I) the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (c) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Stock, or (II) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Noah A. Samara and any

Samara Person, taken as a whole) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(xvi) “GAAP” means United States generally accepted accounting principles, consistently applied.

(xvii) “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

(xviii) “Interest Rate” means eight percent (8.0%) per annum; provided, however, that from and after the occurrence of an Event of Default, fifteen percent (15%).

(xix) “Market Price” means, for any security as of any date, the arithmetic average of the Weighted Average Price for the Class A Common Stock for the preceding ten (10) Trading Days.

(xx) “Material Subsidiary” means (a) such Subsidiaries identified as Material Subsidiaries in Schedule 3.3 of the Securities Purchase Agreement or (b) any “Significant Subsidiary,” existing from time to time, as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act,.

(xxi) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities

(xxii) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxiii) “Permitted Indebtedness” means (A) Indebtedness evidenced by this Convertible Note and the Additional Convertible Notes, (B) other Permitted Senior Indebtedness, (C) the Yenura Facility, (D) letters of credit or bank guarantees in an amount up to $4,000,000 outstanding at any one time (which may be secured by cash collateral) provided such letters of credit or bank guarantees (except for up to $500,000 which may be used for any purpose) (1) are issued for purposes of supporting any of (x) leases of real property, (y) manufacturing activities or (z) Bollywood programming and (2) do not support any Indebtedness for borrowed money (including, without limitation, any interest obligations relating to such Indebtedness) and (E) any unsecured Indebtedness incurred by the Company and/or any of its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Convertible Note and the Additional Convertible Notes, which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, by the Company or any Subsidiary thereof until ninety-one (91) days after the Maturity Date or later and (2) total cash interest and fees payable at a rate in excess of twelve percent (12.0%) per annum.

(xxiv) “Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently concluded for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, (d) any Lien in favor of Stonehouse solely with respect to the Stonehouse Royalty Accounts granted pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement only to the extent of Stonehouse Payments required to be deposited by the Company in the Stonehouse Royalty Accounts pursuant to the Stonehouse Royalty Agreement, (e) Liens securing the Company’s obligations under the Convertible Notes and other Permitted Senior Indebtedness and (f) Liens securing Permitted Indebtedness described in clause (D) of the definition thereof.

(xxv) “Permitted Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by the Company under or in connection with (1) the Bridge Notes and (2) the Convertible Notes.

(xxvi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxvii) “Principal Market” means The NASDAQ Global Market.

(xxviii) “Redemption Premium” means (a) in the case of the Events of Default described in Section 4(a)(i) - (v) and (ix) - (xvii), 125% or (b) in the case of the Events of Default described in Section 4(a)(vi) - (vii), 100%.

(xxix) “Registration Rights Agreement” means that certain registration rights agreement dated as of December 30, 2004 by and among the Company and the initial holders of the Convertible Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Convertible Notes.

(xxx) “Required Holders” means the holders of Convertible Notes representing at least a majority of the aggregate principal amount of the Convertible Notes then outstanding.

(xxxi) “Rule 144(k)” means Rule 144(k) promulgated under the Securities Act and any successor provision thereto.

(xxxii) “Samara Persons” means (i) the immediate family of Noah A. Samara and any (A) corporation, partnership, limited liability company, trust or other business organization or (B) “person” or “group” under Section 13(d)(3) of the Exchange Act that, in either (A) or (B) is controlled by Noah A. Samara or his immediate family, any beneficiary of the estate of Noah A. Samara or his immediate family and (ii) following the death of Noah A. Samara, any beneficiary of the estate of Noah A. Samara or his immediate family or any corporation, partnership, limited liability company, trust or other business organization controlled by any beneficiary of the estate of Noah A. Samara or his immediate family.

(xxxiii) “SEC” means the United States Securities and Exchange Commission.

(xxxiv) “Second Lien“ Collateral Agent” shall have the meaning set forth in the Amendment Agreements.

(xxxv) “Second Lien“ Security Agreements” shall have the meaning set forth in the Amendment Agreements.

(xxxvi) “Second Lien“ Security Documents” shall have the meaning set forth in the Amendment Agreements.

(xxxvii) “Securities Act” means the Securities Act of 1933, as amended.

(xxxviii) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of December 30, 2004 by and among the Company and the initial holders of the Convertible Notes pursuant to which the Company originally issued the Convertible Notes on December 30, 2004.

(xxxix) “Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands company.

(xl) “Stonehouse Payments” means the Stonehouse Royalty Payments and the Stonehouse Scale Down Fees.

(xli) “Stonehouse Royalty Accounts” means those bank accounts established pursuant to which funds are deposited in accordance with Section 2.01 of the Stonehouse Royalty Agreement, in the form attached as Exhibit J to the Securities Purchase Agreement.

(xlii) “Stonehouse Royalty Payments” means any accrued but unpaid Royalty Payments (as defined in, and calculated pursuant to, the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(xliii) “Stonehouse Scale Down Fees” means any accrued but unpaid Scale Down Fee (as defined in and calculated pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(xliv) “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(xlv) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(xlvi) “Trading Day” means any day on which the Class A Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Class A Common Stock, then on the principal securities exchange or securities market on which the Class A Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Class A Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Class A Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xlvii) “Transaction Documents” shall have the meaning set forth in the Amendment Agreements.

(xlviii) “Warrants” shall have the meaning set forth in the Amendment Agreements.

(xlix) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New

York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(l) “Yenura Facility” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by the Company under or in connection with the Facility Agreement, dated as of December 31, 2007, by and between the Company and Yenura Pte. Ltd.; provided, however, that the Yenura Facility shall only be considered Permitted Indebtedness hereunder so long as (1) no principal or premium of the Yenura Facility is paid, prepaid, repaid, repurchased or defeased, directly or indirectly, by the Company or any Subsidiary thereof within ninety-one (91) days of the repayment in full of the Permitted Senior Indebtedness, (2) the Yenura Facility is not amended, supplemented, modified or restated following the Issuance Date without the prior written consent of the Required Holders and (3) the Yenura Facility is not secured by any assets of the Company or any of its Subsidiaries and such facility is subordinate in right of payment to the prior payment in full of the Permitted Senior Indebtedness.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

WORLDSPACE, INC.

By:
Name:
Title:

EXHIBIT I

WORLDSPACE, INC.

CONVERSION NOTICE

Reference is made to the Second Amended and Restated Secured Convertible Note (the “Convertible Note”) issued to the undersigned by WorldSpace, Inc. (the “Company”). In accordance with and pursuant to the Convertible Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Convertible Note) of the Convertible Note indicated below into shares of Class A Common Stock par value $.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Convertible Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)